                                                                    EXHIBIT 10.4

                           DEFERRED COMPENSATION PLAN

                              FOR KEY EMPLOYEES OF

                             SRA INTERNATIONAL, INC.

                       (Effective as of November 1, 1995)

                           DEFERRED COMPENSATION PLAN
                              FOR KEY EMPLOYEES OF
                             SRA INTERNATIONAL, INC.
                             -----------------------

         In recognition of the services provided to SRA International, Inc. (the "Company") by certain officers, key management and highly compensated employees, the Company maintains the Deferred Compensation Plan for Key Employees of SRA International, Inc. (the "Plan") to offer such employees opportunities to defer receipt of a portion of their compensation, including any bonuses, payable to them by the Company until the time set forth herein and to provide such employees with retirement benefits that would otherwise be unavailable by reason of certain restrictive provisions of law applicable to the Company's 401(k) Plan. The Plan shall be effective November 1, 1995 under the terms and conditions hereinafter set forth.

                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----

         ARTICLE 1         DEFINITIONS AND CONSTRUCTION .................    1

         ARTICLE 2         BENEFITS .....................................    3

         ARTICLE 3         DISTRIBUTIONS TO PARTICIPANTS ................    5

         ARTICLE 4         DEATH BENEFITS ...............................    7

         ARTICLE 5         VESTING ......................................    7

         ARTICLE 6         FUNDING ......................................    7

         ARTICLE 7         ADMINISTRATION ...............................    8

         ARTICLE 8         AMENDMENT AND TERMINATION ....................    9

         ARTICLE 9         MISCELLANEOUS ................................    9

                                   ARTICLE 1

                          DEFINITIONS AND CONSTRUCTION
                          ----------------------------

       Sec. 1.01 Definitions. Whenever used in this Plan:
                 -----------

              "Account" means the entire interest of a Participant in the Plan.

              "Administrative Committee" means the Committee that the Company has charged with responsibility for administration of employee benefits, or any individual or individuals to whom the Administrative Committee has delegated some or all of its authority hereunder.

              "Beneficiary" means any individual or entity designated by a Participant pursuant to Section 4.02 to receive death benefits described in
Section 4.01 subsequent to the Participant's death.

              "Board" means the Board of Directors or other governing body of the Company.

              "Change in Control" shall be deemed to have occurred if (i) as a result of any transaction, another Person or entity (the "Acquiror"), acquires, voting stock of the Company in an aggregate amount so as to enable the Acquiror to exercise more than 50% of the voting power of the Company, (ii) an Acquiror acquires all or substantially all of the assets of the Company, or (iii) upon the consummation of a merger or consolidation to which the Company is a party, the voting stock of the Company outstanding immediately prior to consummation of the merger or consolidation is converted into cash or securities possessing less than 50% of the voting power of the surviving corporation.

              "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar nature and purpose.

              "Company" means SRA International, Inc. and such subsidiaries of SRA International, Inc. as designated by the Board, in its sole discretion, as the participating employers of this Plan, including Systems Research and Applications Corporation, SRA Technical Services Center, Inc. and TeleConsult International (TCI) N.V. For purposes of any forms or documents, including compensation deferral election forms, that are prepared in connection with the implementation of this Plan, any reference to the Company or SRA International, Inc. shall be deemed to include the reference to the subsidiaries of SRA International, Inc. that are designated by the Board as participating employers of this Plan.

       "Compensation Deferral" means the amount or amounts of a Participant's Total Compensation deferred under the provisions of Article 2 of this Plan.

              "Eligible Employee" means an Employee who is an officer or key management employee of the Company and who is eligible to participate in the Plan as designated by the Plan Administrator in its sole discretion.

              "Employee" means any individual employed by the Company (as determined in accordance with the personnel policies and practices of the Company).

              "401(k) Plan" means the Company's 401(k) Plan.

              "Hardship" has the same meaning as that term is defined in 401(k) Plan, subject to the approval by the Plan Administrator.

              "Normal Retirement Age" means a Participant's 65th birthday.

              "Participant" means (a) any Eligible Employee who makes a Compensation Deferral pursuant to Section 2.01 hereof, or (b) any former Eligible Employee who has a balance in his or her Account greater than zero and who either (1) continues to be employed by the Company, or (2) has a vested interest in his or her Account pursuant to Article 5 which has not been distributed pursuant to Article 3 or 4.

              "Plan" means the Deferred Compensation Plan for Key Employees of SRA International, Inc.

              "Plan Administrator" means the individual designated as the administrator of the Plan by the Board or, if such position is vacant, the Company.

              "Plan Year" means the calendar year, except the first Plan Year shall be the period from the Effective Date to December 31, 1995.

              "Separation from Service" means, for any Participant, his or her termination of employment due to reasons other than death, including Total Disability or any absence that causes him or her to cease to be an Employee.

              "Total Compensation" means the total sum of (1) the base salary (including any compensation deferrals made under the 401(k) Plan, section 125 plan maintained by the Company, and this Plan) and (2) any bonuses, paid by the Company to an Employee during the applicable period.

              "Total Disability" has the same meaning as the term is defined in the Long Term Disability Plan of SRA International, Inc. (the "LTD Plan") or, in case the LTD Plan is terminated, the same meaning as the term is defined in the 401(k) Plan.

              "Valuation Date" means the first and the fifteenth days of each calendar month and any other day upon which the Plan Administrator makes valuations of the Account.

       Sec. 1.02 Gender and Number. The masculine pronoun shall include the
                 -----------------
feminine; the singular shall include the plural; and vice versa.

                                   ARTICLE 2

                                    BENEFITS
                                    --------

      Sec. 2.01   Participant Compensation Deferral Amounts.
                  ------------------------------------------

              (a) Subject to paragraph (d), each Eligible Employee may elect in writing to receive a portion of his or her future base salary, as determined in paragraph (b), as deferred compensation, subject to such rules and procedures as the Plan Administrator deems appropriate. In all events, each such election shall be made once every Plan Year in the month of December that is immediately prior to the Plan Year with respect to which the base salary is earned or otherwise payable. Notwithstanding the foregoing, with respect to the first Plan Year, an Eligible Employee may make a written election, prior to the Effective Date, to receive a portion of his or her base salary to be earned following the Effective Date. In addition, each Eligible Employee may elect in writing to receive a portion of his or her future bonus paid by the Company, as determined under paragraph (b), as deferred compensation, subject to such rules and procedures as the Plan Administrator deems appropriate. Each election to defer a portion of the bonus shall be made once with respect to each Plan Year prior to the beginning of the fiscal year to which the bonus relates.

              (b) An Eligible Employee's Compensation Deferral amount to be credited under the Plan, for a Plan Year, shall not exceed twenty five percent (25%) of his or her base salary and fifty percent (50%) of his or her bonus for that Plan Year.

              (c) Subject to such reasonable rules as may be prescribed by the Plan Administrator, the base salary deferral amounts credited under this Section
2.01 shall be credited to a Participant's Account on a semi-monthly basis, and the bonus deferral amounts credited under this Section 2.01 shall be credited to the Participant's Account on an annual basis, as determined by the Plan Administrator in its sole discretion.

              (d) An Eligible Employee may elect, in writing on a form prescribed by the Plan Administrator, not to participate in the Plan with respect to any Plan Year; provided, however, that such election shall not be retroactive in effect.

       Sec. 2.02  Investment of Account.
                  ----------------------

              (a) (1) For purposes of measuring the investment returns of his or her Account, a Participant may select, from the investment funds selected by the Plan Administrator and approved by the Company, the investment media in which all or part of his or her Account shall be deemed to be invested.

                  (2) The Participant shall make an investment designation on a form provided by the Plan Administrator which shall remain effective until another valid direction has been made by the Participant as herein provided. The Participant may amend his or her investment designation either (i) as of the end of each calendar quarter by giving written direction to the Plan Administrator at least thirty (30) days prior to the end of such calendar quarter, or (ii) at such other time or times as determined by the Plan Administrator in its sole discretion. A timely change to a Participant's investment designation shall become effective on the first day of the calendar quarter or of such other period as determined by the Plan Administrator following receipt by the Plan Administrator of the written direction.

                  (3) The investment media deemed to be made available to the Participant, and any limitation on the maximum or minimum percentages of the Participant's Account that may be deemed to be invested in any particular medium, shall be the same as from time-to-time communicated to the Participant by the Plan Administrator.

              (b) Except as provided below, the Participant's Account shall be deemed to be invested in accordance with his or her investment designations, provided such designations conform to the provisions of this Section. If -

                  (1) the Participant does not furnish the Plan Administrator with complete, written investment instructions, or

                  (2) the written investment instructions from the Participant are unclear, then the Participant's election to make Compensation Deferral hereunder shall be held in abeyance and have no force or effect until such time as the Participant shall provide the Plan Administrator with complete investment instructions. Notwithstanding the above, the Plan Administrator, in its sole discretion, may disregard the Participant's election and determine that all interests in the Account shall be deemed to be invested in a particular or a mixture of the investment funds selected by the Plan Administrator and approved by the Company.

              The Plan Administrator shall provide a quarterly statement to the Participant showing such information as is appropriate, including the aggregate amount in his or her Account, as of a reasonably current date.

       Sec. 2.03  Valuation of Account.
                  --------------------

              (a) The Company shall establish a bookkeeping Account to which will be credited an amount equal to the Participant's Compensation Deferral made under this Plan. Compensation Deferral shall be allocated to the Account on the first business day following the date such Compensation Deferral is withheld from the Participant's Total Compensation. The Account shall be reduced to reflect any distributions from such Account. Such reductions shall be allocated to the Account as of the date such distributions are made.

              (b) As of each Valuation Date, income, gain and loss equivalents (determined as if the Account is invested in the manner set forth under Section 2.02, hereof) attributable to the period following the next preceding Valuation Date shall be credited to and/or deducted from the Participant's Account.

                                    ARTICLE 3

                          DISTRIBUTIONS TO PARTICIPANTS
                          -----------------------------

       Sec. 3.01 Distribution Upon Attainment of Normal Retirement Age.
                 -----------------------------------------------------
Distributions from a Participant's Account due to the Participant's attainment of his or her Normal Retirement Age (or, depending on the Participant's election at the time of deferral, his or her Separation from Service, if later) shall be paid in cash, in one lump sum payment unless the Participant elects, at such time and in such manner as determined by the Plan Administrator, to receive equal annual installments over a period of five (5) or ten (10) years. Such election shall be irrevocable, except as provided in Section 3.04 or 3.06 below. The payment shall commence as soon was administratively feasible following the date the Participant attains his or her Normal Retirement Age. Notwithstanding the foregoing, in the event of the liquidation, dissolution or winding up of the Company or the distribution of all or substantially all of the Company's assets and property, all unpaid amounts in the Participant's Account as of the effective date thereof shall be paid in a lump sum on such effective date.

       Sec. 3.02 Distribution Upon Separation from Service. Notwithstanding the
                 -----------------------------------------
Participant's election for a later distribution under Sections 3.01 or 3.03, upon a Participant's Separation from Service prior to his or her Normal Retirement Age, the Account balance of the Participant shall be paid in cash, in one lump sum payment unless the Participant elects, at such time and in such manner as determined by the Plan Administrator, to receive equal annual installments over a period of five (5) or ten (10) years. Such election shall be irrevocable, except as provided in Section 3.04 or 3.06 below. The payment shall commence as soon as administratively feasible following the date of the Participant's Separation from Service. Notwithstanding the foregoing, in the event of the liquidation, dissolution or winding up of the Company or the distribution of all or substantially all of the Company's assets and property, all unpaid amounts in the Participant's Account as of the effective date thereof shall be paid in a lump sum on such effective date.

       Sec. 3.03 In-Service Distribution. Notwithstanding anything to the
                 -----------------------
contrary under this Plan, a Participant may elect, at such time and in such manner as determined by the Plan Administrator, to receive his or her Account balance on a fixed date, provided such date follows the Participant's deferral election by at least two years. Such distribution shall be made in cash in one lump sum, unless the Participant elects, at the time and in the same manner as the election referenced in the preceding sentence, to receive equal annual installments over a, period of five (5) or ten (10) years. The elections referenced in the preceding two sentences shall be irrevocable, except as provided in Section 3.04 or 3.06 below. The payment shall commence as soon as administratively feasible following the above referenced anniversary dates. Notwithstanding the foregoing, in the event of the liquidation, dissolution or winding up of the Company or the distribution of all or substantially all of the Company's assets and property, all unpaid amounts in the Participant's Account as of the effective date thereof shall be paid in a lump sum on such effective date.

       Sec. 3.04 Distribution Upon a Change of Control. Notwithstanding anything
                 -------------------------------------
to the contrary under this Plan, a Participant's vested interest in his or her Account shall immediately become distributable in cash in one lump sum upon the occurrence of a Change in Control. The payment shall commence as soon as administratively feasible, but not later than thirty (30) days after the effective date of the Change in Control. Notwithstanding the foregoing, a Participant may elect, at such time and in such manner as determined by the Plan Administrator, to defer the receipt of all, but not less than all, of the distribution otherwise to be made to him or her hereunder until the distribution commencement date specified under either Section 3.01, 3.02 or 3.03 hereof previously elected by the Participant. If a Participant elects to receive an immediate distribution upon a Change in Control hereunder, his or her participation in the Plan shall be suspended for the six month period following the date of the distribution commencement, and he or she may thereafter be readmitted to the Plan in accordance with Section 2.01 hereof.

       Sec. 3.05 Withdrawals On Account of Hardship. Prior to the date a
                 ----------------------------------
Participant becomes entitled to a distribution under Section 3.01, 3.02, 3.03 or
3.04 a Participant may request, and the Plan Administrator, in its sole and absolute discretion, may approve, a withdrawal in the form of a single sum of all or a portion of the Participant's Account balance on account of a Hardship. The Plan Administrator may request the Participant to provide such information as it deems necessary and proper for it to determine the existence of a Hardship. The Plan Administrator shall review the Participant's request and determine the extent, if any, to which such request is justified. Any such withdrawal shall be limited to an amount reasonably necessary to meet the Hardship, but not more than the amount of benefit to which the Participant would be entitled if his or her employment were terminated.

       Notwithstanding the foregoing, a Participant may not request a withdrawal on account of a Hardship under this Section 3.05 before he or she has exhausted all sources of funds available to him or her through distribution, withdrawal or loan under the Company's 401(k) plan.

       Sec. 3.06 Acceleration of Payments. Notwithstanding any other provision
                 ------------------------
of the Plan, if the Plan Administrator determines, based on a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his or her delegate, a decision by a court of competent jurisdiction involving a Participant, or a closing agreement involving a Participant made under section 7121 of the Code that is approved by the Commissioner, that such Participant or Beneficiary has recognized or will recognize income for Federal income tax purposes with respect to the Compensation Deferral that are or will be payable to the Participant or Beneficiary under this Article 3 before they otherwise would be paid to the Participant or the Beneficiary, upon the request of the Participant or Beneficiary, the Plan Administrator shall immediately make distribution from the Plan to the Participant or Beneficiary of the amount so taxable in one lump sum.

       Sec. 3.07 Offset to Distributions. Notwithstanding anything to the
                 -----------------------
contrary hereunder, if a Participant owes any amounts to the Company at time the distribution of his or her Account balance first becomes due, the Company reserves the right to offset such amounts against the amount of the Participant's Account balance, subject to any applicable laws.

For purposes of this Section 3.06, the offset shall be applied so as to include any fines, penalties, damages or any other amounts (including attorneys' fees) imposed on or paid by the Company as a result of any criminal investigation, arrest or indictment of the Participant for conduct that took place during the Participant's employment as an employee of the Company.

                                   ARTICLE 4

                                 DEATH BENEFITS
                                 --------------

       Sec. 4.01 Distribution of Account Upon Death of Participant. In the event
                 -------------------------------------------------
of a Participant's death prior to the complete distribution of his or her Account pursuant to Article 3, the value of the Participant's remaining Account under the Plan shall be paid to the Participant's Beneficiary in cash in a single sum as soon as administratively practicable following the completion of the first valuation of the Participant's Account pursuant to Section 2.03 which coincides with or next follows the Participant's death.

       Sec. 4.02 Designation of Beneficiary. For purposes of Section 4.01
                 --------------------------
hereof, the Participant's Beneficiary shall be the person or persons so designated by the Participant in a written instrument submitted to the Plan Administrator. In the event the Participant fails to properly designate a Beneficiary, his or her Beneficiary shall be the Participant's surviving spouse or, if none, his or her estate.

                                   ARTICLE 5

                                    VESTING
                                    -------

       Sec. 5.01 Vesting of Account. A Participant shall be fully vested in his
                 ------------------
or her Account at all times.


                                    ARTICLE 6

                                     FUNDING
                                     -------

       Sec. 6.01 Funding of Benefits. The Board may, but shall not be required
                 -------------------
to, authorize the establishment of a trust by the Company to serve as the funding vehicle for the benefits described in Articles 2 and 4 hereof. In any event, the obligation of the Company hereunder shall constitute a general, unsecured obligation, payable solely out of general assets, and no Participant shall have any right to any specific assets of the Company.

                                   ARTICLE 7

                                 ADMINISTRATION
                                 --------------

       Sec. 7.01  Plan Administrator. The individual designated by the Board as
                  ------------------
the administrator of the Plan shall be the Plan Administrator for purposes of the Employee Retirement Income Security Act of 1974, as amended from time to time. However, if such position is vacant, the Company shall be the Plan Administrator.

       Sec. 7.02  Duties and Powers of Plan Administrator. The Plan
                  ---------------------------------------
Administrator shall have full power and authority to construe, interpret and administer this Plan and may, to the extent permitted by law, make factual determinations, correct defects, supply omissions and reconcile inconsistencies to the extent necessary to effectuate the Plan and, subject to Section 7.03, the Plan Administrator's actions in doing so shall be final and binding on all persons interested in the Plan. The Plan Administrator may from to time adopt rules and regulations governing the operation of this Plan and may employ and rely on such legal counsel, such actuaries, such accountants and such agents as it may deem advisable to assist in the administration of the Plan.

       Sec. 7.03  Claims Procedure.
                  ----------------

              (a) The Company will advise each Participant and Beneficiary of any benefits to which he or she is entitled under the Plan. If any person believes that the Company has failed to advise him or her of any benefit to which he or she is entitled, he or she may file a written claim with the Plan Administrator. The claim shall be reviewed, and a response provided, within a reasonable time after receiving the claim. Any claimant who is denied a claim for benefits shall be provided with written notice setting forth:

                 (1) the specific reason or reasons for the denial;

                 (2) specific reference to pertinent Plan provisions on which denial is based;

                 (3) a description of any additional material or information necessary for the claimant to perfect the claim; and

                 (4) an explanation of the claim review procedure set forth in paragraph (b), below.

              (b) Within 60 days of receipt by a claimant of a notice denying a claim under the Plan under paragraph (a), the claimant or his or her duly authorized representative may request in writing a full and fair review of the claim by the Administrative Committee. The Administrative Committee may extend the 60-day period where the nature of the benefit involved or other attendant circumstances make such extension appropriate. In connection with such review, the claimant or his or her duly authorized representative may review pertinent documents and may submit issues and comments in writing. The Administrative Committee shall make a decision promptly, and not later than 60 days after the Administrative Committee's receipt of a request for review, unless special circumstances (such as the need to hold a hearing, if the Administrative Committee deems one necessary) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

                                   ARTICLE 8

                            AMENDMENT AND TERMINATION
                            -------------------------

       Sec. 8.01 Authority to Amend. The Board or its designee may amend the
                 ------------------
Plan at any time in any manner whatsoever. Notwithstanding the above, no amendment shall operate to reduce the benefit amount accrued on behalf of a Participant on the effective date of the amendment.

       Sec. 8.02 Right to Terminate. Continuance of the Plan is completely
                 ------------------
voluntary and is not assumed as a contractual obligation of the Company. The Company shall have the right at any time for any reason to terminate the Plan, by action of the Board; provided, however, that the Plan termination shall not operate to reduce the amount accrued on behalf of a Participant on the effective date of the Plan's termination. Notwithstanding anything to the contrary under the Plan, the Company shall have the right to make an immediate lump sum distribution of a Participant's Account balance upon terminating the Plan, whether or not the Participant's Account balance is in pay status.

                                    ARTICLE 9

                                  MISCELLANEOUS
                                  -------------

       Sec. 9.01 No Right to Employment. Nothing contained herein (a) shall be
                 ----------------------
deemed to exclude a Participant from any compensation, bonus, pension, insurance, severance pay or other benefit to which he or she otherwise is or might become entitled to as an Employee or (b) shall be construed as conferring upon an Employee the to right to continue in the employ of the Company.

       Sec. 9.02 No Compensation for Other Benefits. Any amounts paid hereunder
                    -------------------------------
shall not be deemed salary or other compensation to a Participant for the purposes of computing benefits to which he or she may be entitled under any other arrangement established by the Company for the benefit of its employees.

       Sec. 9.03 Rights and Obligations. The rights and obligations created
                 ----------------------
hereunder shall he binding on a Participant's heirs, executors and administrators and on the successors and assigns of the Company.

       Sec. 9.04 Payments to Representatives. If any Participant or Beneficiary
                 ---------------------------
entitled to receive any benefits hereunder is determined by the Plan Administrator, or is adjudged to be, legally incapable of giving valid receipt and discharge for such benefits, the benefits shall be paid to a duly appointed and acting conservator or guardian, or other legal representative of such Participant or Beneficiary, if any, and if no such legal representative is appointed and acting, to such person or persons as the Plan Administrator may designate. Such payments shall, to the extent made, be deemed a complete discharge for such payments under this Plan.

       Sec. 9.05 Governing Law. The Plan shall be construed in accordance with
                 -------------
and governed by the laws of the Commonwealth of Virginia.

       Sec. 9.06 Nonalienation. Except as hereinafter provided with respect to
                 -------------
family disputes, the rights of any Participant under this Plan are personal and may not be assigned, transferred, pledged or encumbered. Any attempt to do so shall be void. In cases of family disputes, the Company will observe the terms of the Plan unless and until ordered to do otherwise by a state or Federal court. As a condition of participation, a Participant agrees to hold the Company harmless from any claim that arises out of the Company's obeying the final order of any state or Federal court, whether such order effects a judgment of such court or is issued to enforce a judgment or order of another court. For purposes of this Section 9.06, "family dispute" means a dispute relating to provision of child support, alimony payments, or marital property rights to a spouse, former spouse or other dependent of the Participant.

       Sec. 9.07 Limitations on Obligations. Neither the Company nor any member
                 --------------------------
of the Board shall be responsible or liable in any manner to any Participant, Beneficiary or any person claiming through them for any benefit or action taken or omitted in connection with the granting of benefits, the continuation of benefits, or the interpretation and administration of this Plan.

       Sec. 9.08 Withholding. If the Company is required to withhold amounts
                 -----------
under applicable federal, state or local tax laws, rules or regulations, the Company shall be entitled to deduct and withhold such amounts from any cash payment made pursuant to this Plan.

       Sec. 9.09 Lost Payees. Any benefit payable under the Plan shall be deemed
                 -----------
forfeited if the Plan Administrator is unable to locate the Participant or Beneficiary to whom payment is due; provided, however, that such benefit shall be reinstated if a claim is made by the Participant or Beneficiary for the forfeited benefit.

              IN WITNESS WHEREOF, the Company has caused this Plan to be executed in its name and behalf this 10th day of November, 1995, by its officer thereunto duly authorized.

                                          SRA International, Inc.



                                          By:/s/ Stephen Hughes
                                             -----------------------------------
                                                   Also On Behalf Of:

                      Systems Research and Applications Corporation SRA Technical Services Center, Inc.
                      TeleConsult International (TCI) N.V.

                             AMENDMENT 2001-1 TO THE
                 DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES OF
                             SRA INTERNATIONAL, INC.

       WHEREAS, the Company intends to allow Participants in the Plan to make an irrevocable election to defer commencement of distributions upon attainment of normal retirement age for a period of at least two years, provided that such election is made at least one year prior to the date that the Participant is to begin receiving payments pursuant to Section 3.01 of the Plan;

       WHEREAS, the Company intends to allow Participants in the Plan to make an irrevocable election to defer commencement of distributions during employment on a previously fixed date or dates for a period of at least two years, provided that such election is made at least one year prior to the date that the Participant is to begin receiving payments pursuant to Section 3.03 of the Plan;

       WHEREAS, the Company intends for the Plan Administrator to have the discretion to determine whether a Participant in the Plan will receive installment payments notwithstanding an installment election by the Participant;

       WHEREAS, the Company intends for the Plan Administrator to have the discretion to determine whether a Participant has incurred a total disability under the Plan;

       WHEREAS, the Board of Directors of SRA International, Inc. has delegated to Stephen Hughes and C. Wayne Grubbs the authority to adopt amendments to the Plan in a resolution dated January 13, 1999; and

       WHEREAS, pursuant to such resolution, the Plan is hereby amended in the follow respects:

1. Section 3.01 of the Plan is hereby amended to read in its entirety as follows:

   Sec. 3.01 Distribution Upon Attainment of Normal Retirement Age.
             -----------------------------------------------------
Distributions from a Participant's Account due to the Participant's attainment of his or her Normal Retirement Age shall be paid in a cash lump sum unless the Participant elects, at such time and in such manner as determined by the Plan Administrator, to receive equal annual installments over a period of five (5) or ten (10) years. Such election shall be irrevocable, except as Provided in
Section 3.04 or 3.05 below. The payment shall commence as soon as administratively feasible following the date the Participant attains his or her Normal Retirement Age. Notwithstanding the foregoing, a Participant who is employed by the Company may make an irrevocable election to defer commencement of such payment for a period of at least two (2) years, provided such election is made at least one year prior to the date the Participant is to begin receiving payments pursuant to this Section 3.01. Further, notwithstanding the foregoing, in the event of the liquidation, dissolution, or winding up of the Company or the distribution of all or substantially all of the Company's assets and property, all unpaid amounts in the Participant's Account as of the effective date thereof shall be paid in a lump sum on such effective date.

Notwithstanding the Participant's election to receive installments, the Plan Administrator shall have the discretion to determine whether a Participant will receive installment payments.

2. Section 3.02 of the Plan is hereby amended to read in its entirety as follows:

   Sec. 3.02 Distribution Upon Separation from Service. Notwithstanding the
             -----------------------------------------
Participant's election for a later distribution under Sections 3.01 or 3.03, upon a Participant's Separation from Service prior to his or her Normal Retirement Age, the Account balance of the Participant shall be paid in a cash lump sum unless the Participant irrevocably elects, at such time and in such manner as determined by the Plan Administrator, to receive equal annual installments over a period of five (5) or ten (10) years. Such election shall be irrevocable, except as provided in Section 3.04 or 3.05 below. The payment shall commence as soon as administratively feasible following the date of the Participant's Separation from Service. Notwithstanding the foregoing, in the event of the liquidation, dissolution, or winding up of the Company or the distribution of all or substantially all of the Company's assets and property, all unpaid amounts in the Participant's Account as of the effective date thereof shall be paid in a lump sum on such effective date. Notwithstanding the Participant's election to receive installments, the Plan Administrator shall have the discretion to determine whether a Participant will receive installment payments.

3. Section 3.03 of the Plan is hereby amended to read in its entirety as follows:

   Sec. 3.03 In-Service Distribution. Notwithstanding anything to the contrary
             -----------------------
under this Plan, a Participant may elect, at such time and in such manner as determined by the Plan Administrator, to receive his or her Account balance on a fixed date, provided such date follows the Participant's deferral election by at least two (2) years. Such distribution shall be made in a cash lump sum, unless the Participant elects, at the same time and in the same manner as the election referenced in the preceding sentence, to receive equal annual installments over a period of five (5) or ten (10) years. Further, notwithstanding the foregoing, a Participant who has made an election under this Section 3.03 may elect to defer receipt of his or her Account balance on a previously selected fixed date or dates, for a period of at least two (2) years, provided such election is made at least one year prior to the date the Participant is to begin receiving payments pursuant to this Section 3.03. The elections referenced in the preceding three sentences shall be irrevocable, except as provided in Section
3.04 or 3.05 below. The payment shall commence as soon as administratively feasible following the above referenced anniversary dates. Notwithstanding the foregoing, in the event of the liquidation, dissolution or winding up of the Company or the distribution of all or substantially all of the Company's assets and property, all unpaid amounts in the Participant's Account as of the effective date thereof shall be paid in a lump sum on such effective date. Notwithstanding the Participant's election to receive installments, the Plan Administrator shall have the discretion to determine whether a Participant will receive installment payments.

4. In Section 1.01, the definition of "Total Disability" is hereby amended to read in its entirety as follows:

   "Total Disability" means a disability of the Participant that, in the discretion of the Plan Administrator, results or is likely to result in the Participant's permanent cessation of employment with the Company on account of the disability.

   IN WITNESS WHEREOF, the undersigned has executed this Amendment 2001-1 on this 15th day of January, 2001, to be effective upon its signing.

                                  SRA INTERNATIONAL, INC.



                                  By:  /s/ Stephen Hughes
                                     ------------------------------------
                                      Stephen Hughes
                                      Senior Vice President
                                      Chief Financial Officer

                             AMENDMENT 2001-2 TO THE
                 DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES OF
                             SRA INTERNATIONAL, INC.

         SRA International, Inc. (the "Company") maintains the Deferred Compensation Plan for Key Employees of SRA International, Inc. (the "Plan"). To make a Compensation Deferral (as defined in the Plan), an individual must be employed by the Company or one of such subsidiaries of the Company as designated by the Board of Directors. The Company has now adopted a strategy whereby it will maintain interests in companies that are not consolidated subsidiaries. From time to time, employees of the Company who are Eligible Employees and have made Compensation Deferrals under the Plan may become employees of these new affiliated, but unconsolidated, companies. It is the Company's intent that such employees be able to maintain their deferred compensation account balances subsequent to such transfer of employment. Further, it is the Company's intent that Compensation Deferrals under the Plan cease with such transfer of employment.

         WHEREAS, the Company intends to amend the Plan to provide that participants do not incur a Separation from Service under the Plan if they transfer to or among affiliates, or from an affiliate to the Company, so long as they first transfer employment from the Company to an affiliate;

         WHEREAS, the Board of Directors of SRA International, Inc. has delegated to Stephen Hughes and C. Wayne Grubbs the authority to adopt certain amendments to the Plan in a resolution dated January 13, 1999; and

         WHEREAS, pursuant to such resolution, the Plan is hereby amended in the following respects:

1.       The following definition of "Affiliate" is hereby added to
         Section 1.01:

         "Affiliate" means any firm, partnership, or corporation in which SRA International, Inc. possesses an ownership interest, directly or indirectly through one or more intermediaries, and has been designated as such by the President or Chief Financial Officer of SRA International, Inc.; provided that an "Affiliate" shall only be considered as such for the period that such relationship with SRA International, Inc. shall exist.

2. In Section 1.01, the definition of "Separation from Service" is hereby amended to read in its entirety as follows:

         "Separation from Service" means, for any Participant, an event which causes him or her to cease being employed by the Company or an Affiliate due to reasons other than death, including Total Disability or any absence that causes him or her to cease to be employed by the Company or an Affiliate. Notwithstanding the preceding sentence, a transfer to or among Affiliates, or from an Affiliate to the Company, so long as the first transfer of employment was from the Company to an Affiliate, shall not constitute a "Separation from Service."

         IN WITNESS WHEREOF, the undersigned has executed this Amendment 2001-2 on this 26th day of March, 2001, to be effective upon its signing.

                                  SRA INTERNATIONAL, INC.

                                  By: /s/ Stephen Hughes
                                      ------------------------------------
                                      Stephen Hughes
                                      Senior Vice President
                                      Chief Financial Officer

     Designation of Mantas, Inc. as an Affiliate of SRA International, Inc.
     ----------------------------------------------------------------------
       for Purposes of the Deferred Compensation Plan for Key Employees of
       -------------------------------------------------------------------
                      SRA International, Inc. (the "Plan")
                      ------------------------------------

         All capitalized terms used in this document have the same meaning ascribed by the Plan as amended.

         As a corporation in which SRA International, Inc. possesses an ownership interest, I hereby designate Mantas, Inc. to be an Affiliate of the Company as of the 24th day of May, 2001.



                                  By:      /s/ Stephen C. Hughes
                                           -------------------------------
                                           Stephen C. Hughes
                                           Senior Vice President
                                           Chief Financial Officer